Exhibit 3.3

D	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth One Ashburton Place, Room 1717, Boston, Massachusetts 02108-1512 Limited Liability Company Certificate of Organization (General Laws Chapter 156C, Section 12)

Federal Identification No.:

(1)	The exact name of the limited liability company:

Raven Ventures LLC

(2)	The street address of the office in the commonwealth at which its records will be maintained:

140 South Road, Bedford, MA 01730

(3)	The general character of the business:

holding company

(4)	Latest date of dissolution, if specified: N/A

(5)	The name and street address, of the resident agent in the commonwealth:

NAME	ADDRESS
C T Corporation System	155 Federal Street, Suit 700, Boston, Massachusetts 02110

(6)	The name and business address, if different from office location, of each manager, if any:

NAME	ADDRESS
N/A	N/A

(7)	The name and business address, if different from office location, of each person in addition to manager(s) authorized to execute documents filed with the Corporations Division, and at least one person shall be named if there are no managers:

NAME	ADDRESS
Jennifer Reiners	111 South Wecker Drive, Chicago, IL 60606

(8)	The name and business address, if different from office location, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property recorded with a registry of deeds or district office of the land court:

NAME	ADDRESS
Jennifer Reiners	111 South Wecker Drive, Chicago, IL 60606

(9)	Additional matters:

N/A

Signed by (by at least one authorized signatory): /s/ Jennifer Reiners

Consent of resident agent:

I	CT Corporation System	,

resident agent of the above limited liability company, consent to my appointment as resident agent pursuant to G.L. c 156C § 12*

*	or attach resident agent’s consent hereto.

CERTIFICATE OF AMENDMENT

OF A

DOMESTIC LIMITED LIABILITY COMPANY

June 8, 2015

1. Name of Domestic Limited Liability Company:

Raven Ventures LLC

2. Date the original Certificate of Organization was filed:

January 8, 2015

3. Name and business address, if different from its office address, of each Manager (if there are no managers, provide a statement to that effect):

The limited liability company is member managed.

4. Name and business address, if different from its office address, of each person authorized to execute documents to be filed with the Division (at least one person being named if there are no managers):

Name	Business Address
Suzanne S. Bettman	35 W. Wacker Drive Chicago, IL 60601
John R. Branstad	35 W. Wacker Drive Chicago, IL 60601
Thomas M. Carroll	35 W. Wacker Drive Chicago, IL 60601
Andrew B. Coxhead	35 W. Wacker Drive Chicago, IL 60601
Jeffrey G. Gorski	35 W. Wacker Drive Chicago, IL 60601
Janet M. Halpin	35 W. Wacker Drive Chicago, IL 60601
Maureen L. Kopp	35 W. Wacker Drive Chicago, IL 60601
Daniel N. Leib	35 W. Wacker Drive Chicago, IL 60601
Christine M. Maki	35 W. Wacker Drive Chicago, IL 60601
Thomas L. Moran	35 W. Wacker Drive Chicago, IL 60601
Anne N. Pease	35 W. Wacker Drive Chicago, IL 60601
Thomas J. Quinlan III	35 W. Wacker Drive Chicago, IL 60601
Jennifer B. Reiners	35 W. Wacker Drive Chicago, IL 60601

5. Name and business address, if different from its office address, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property whether to be filed with the Registry of Deeds or a district office of the Land Court, if any:

Name	Business Address
Suzanne S. Bettman	35 W. Wacker Drive Chicago, IL 60601
John R. Branstad	35 W. Wacker Drive Chicago, IL 60601
Thomas M. Carroll	35 W. Wacker Drive Chicago, IL 60601
Andrew B. Coxhead	35 W. Wacker Drive Chicago, IL 60601
Jeffrey G. Gorski	35 W. Wacker Drive Chicago, IL 60601
Janet M. Halpin	35 W. Wacker Drive Chicago, IL 60601
Maureen L. Kopp	35 W. Wacker Drive Chicago, IL 60601
Daniel N. Leib	35 W. Wacker Drive Chicago, IL 60601
Christine M. Maki	35 W. Wacker Drive Chicago, IL 60601
Thomas L. Moran	35 W. Wacker Drive Chicago, IL 60601
Anne N. Pease	35 W. Wacker Drive Chicago, IL 60601
Thomas J. Quinlan III	35 W. Wacker Drive Chicago, IL 60601
Jennifer B. Reiners	35 W. Wacker Drive Chicago, IL 60601

6. Amendment(s) to the Certificate of Organization is (are) as follows:

Article II of the Certificate of Organization of the company is hereby amended to read in its entirety:

(2) The street address of the office in the commonwealth at which its records will be maintained: 15 Wellman Avenue, N. Chelmsford, MA 01863.

Article III of the Certificate of Organization of the company is hereby amended to read in its entirety:

(3) The general character of the business: book manufacturing as well as content management and customization in new and traditional media.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first listed above.

RAVEN VENTURES LLC

By:	/s/ Daniel N. Leib
Name:	Daniel N. Leib
Title:	Authorized Person